CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated December 13, 2013, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of the T. Rowe Price Global Infrastructure Fund (one of the funds comprising T. Rowe Price International Funds, Inc.) and our report dated February 15, 2013, relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of the T. Rowe Price Real Assets Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Financial Statements of the Acquired Fund and Acquiring Fund” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
January 3, 2014